                                                                   EXHIBIT 10.24

                               AMENDMENT NO. 2
                                     TO
                              CREDIT AGREEMENT


     AMENDMENT NO. 2 dated as of February 28, 1997 by and among Johnston Industries, Inc., a Delaware Corporation ("Johnston"), Johnston Industries Alabama, Inc., an Alabama corporation formerly known as Opp and Micolas Mills, Inc. ("Johnston Alabama"), T.J. Beall Company, a Georgia corporation ("TJB") and Johnston Industries Composite Reinforcements, Inc., an Alabama corporation ("JICR", and collectively with Johnston, Johnston Alabama and TJB, the "Borrowers" and each individually, a "Borrower"), Nationsbank, N.A., as Syndication Agent, The Chase Manhattan Bank, the successor by merger to The Chase Manhattan Bank, N.A., as Agent for the banks ("Banks") named in the Credit Agreement dated as of March 28, 1996 among Johnston, Wellington Sears Company ("Wellington"), Southern Phenix Textiles, Inc. ("Phenix"), Opp and Micolas Mills, Inc. ("Opp"), TJB and JICR, the banks named therein, The Chase Manhattan Bank, N.A., as Administrative Agent, Chase Securities, Inc., as Arranger and Nationsbank, N.A., as Syndication Agent, as amended by Amendment No. 1 to the Credit Agreement dated as of June 28, 1996 (the "Credit Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                                 WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Banks named therein made Revolving Credit Loans, Term Loans A and Term Loans B to Johnston, Wellington, Phenix, Opp, TJB and JICR, jointly and severally, in the aggregate principal amounts of $80,000,000, $40,000,000 and $40,000,000, respectively; and

     WHEREAS, effective June 29, 1996, Phenix and Wellington each merged into Opp pursuant to respective Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Alabama, the surviving corporation of each such merger being Opp; and

     WHEREAS, Opp changed its name to Johnston Alabama effective as of June 29,1996; and

     WHEREAS, the Borrowers have requested, and the Banks have agreed, subject to the terms and conditions hereinafter set forth, to amend certain provisions of the Credit Agreement and to modify certain of the Borrowers' covenants, and the Borrowers further wish to confirm and reaffirm their joint and several obligations under the Credit Agreement as amended hereby.

     NOW, THEREFORE, each Bank, the Agent, the Syndication Agent and each Borrower, on a joint and several basis, hereby agree as follows:

     1 . Amendment to Definitions. Section 1.01 of the Credit Agreement is amended hereby as follows:

     a. The definition of "Fixed Charge Coverage Ratio" is deleted in its entirety and substituted by the following:

   "Fixed Charge Coverage Ratio' means, at any date of determination thereof, the ratio of (a) the result of (i) Consolidated EBITDA for the Relevant Quarter or Relevant Period (as said terms are defined below) minus (ii) the aggregate amount of Consolidated Capital Expenditures during such Relevant Quarter or Relevant Period to (b) the sum of (i) all scheduled payments of principal due during such Relevant Quarter or Relevant Period (excluding any mandatory payments pursuant to SECTION 2.07) on, or with respect to, Consolidated Debt (including, without limitation, imputed principal on Capital Leases), plus (ii) Consolidated Interest Expense during such Relevant Quarter or Relevant Period, plus (iii) all dividend payments. For purposes hereof, "Relevant Quarter means (1) for the period from the Closing Date to the fiscal quarter ending March 31, 1997, the most recent fiscal quarter then ended, (2) for the period ending June 30, 1997, the two most recent fiscal



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

   quarters then ended, (3) for the period ending September 30, 1997, the three most recent fiscal quarters then ended, (4) for the period ending December 31, 1997, the four most recent fiscal quarters then ended, and (5) for all times thereafter, the Relevant Period, which for the purposes hereof, shall mean the four most recently ended fiscal quarters of the Consolidated Entities."

     b. The definition of "Interest Coverage Ratio" is deleted in its entirety and substituted by the following:

   "Interest Coverage Ratio' shall mean the ratio of (a) Consolidated EBIT for the Relevant Quarter or Relevant Period (as said terms are defined below) to
   (b) Consolidated Interest Expense during such Relevant Quarter or Relevant Period. For purposes hereof, "Relevant Quarter means (1) for the period from the Closing Date to the fiscal quarter ending March 31, 1997, the most recent fiscal quarter then ended, (2) for the period ending June 30, 1997, the two most recent fiscal quarters then ended, (3) for the period ending September 30, 1997, the three most recent fiscal quarters then ended, (4) for the period ending December 31, 1997, the four most recent fiscal quarters then ended, and (5) for all times thereafter, the Relevant Period, which for the purposes hereof, shall mean the four most recently ended fiscal quarters of the Consolidated Entities."

     2. Amendment to Section 2.01 (b) - Repayment of Term Loans. Section 2.01(b) of the Credit Agreement is amended hereby to delete the second sentence of said clause in its entirety and to substitute it with the following:

     "The Term Loans shall be repaid in equal quarterly installments of the annual aggregate amounts set forth below commencing on June 28, 1997 until and including the Term Loan A Termination Date and Term Loan B Termination Date, respectively, such that on the last Business day of each calendar quarter, each Bank shall be paid an amount equal to such Bank's pro rata share of the quarterly installment of the annual amounts set forth below for Term Loan A or Term Loan B, as the case may be (calculated based on its Term Loan Percentage):".

     3. Amendment to Section 7.03 - Financial Covenants. Section 7.03 of the Credit Agreement is hereby amended to delete the paragraphs set forth below in their entirety and to substitute said paragraphs with the following:

   "(a) Total Loan Commitment. Permit the Total Loan Commitment under this credit facility to exceed $160,000,000 at any one time outstanding until September 30, 1997; $148,500,000 from October 1, 1997 through September 30, 1998; $139,000,000 from October 1, 1998 through September 30 1999; and $129,000,000 from October 1, 1999 and all times thereafter."

   "(b) Capital Expenditures. Permit Consolidated Capital Expenditures to exceed (i) $24,000,000 for the fiscal year ending December 31, 1996, (ii) $15,000,000 for the fiscal year ending December 31, 1997, (iii) $18,000,000 for the fiscal year ending December 31, 1998, and (iv) $20,000,000 for the fiscal year ending December 31, 1999 and for all fiscal years thereafter."

   "(c) Consolidated Funded Debt. Incur or permit Consolidated Funded Debt to exceed $177,140,000 at any time until September 30, 1997; $155,000,000 from October 1, 1997 through September 30, 1998; $145,500,000 from October 1, 1998 through September 30, 1999; and $135,500,000 from October 1, 1999 and ail times thereafter."




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


   "(d) Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth, as determined at the end of each fiscal quarter, to be less than the amount set forth opposite such period:


                             Period:               Amount:
                             -------               -------
                    Closing Date  - 12/31/96    $43,500,000
                    1/l/97        - 3/31/97     $44,000,000
                    4/l/97        - 6/30/97     $45,500,000
                    7/l/97        - 9/30/97     $46,000,000
                    10/l/97       - 12/31/97    $48,500,000
                    1/1/98        - 3/31/98     $50,000,000
                    4/l/98        - 6/30/98     $53,000,000
                    7/l/98        - 9/30/98     $56,000,000
                    10/l/98       - 9/30/99     $59,000,000
                    As of 12/31/99 - and at all
                    times thereafter            $70,000,000"


   "(g) Interest Coverage Ratio. Permit the Interest Coverage Ratio, as determined at the end of each fiscal quarter, to be less than the ratio set forth opposite the following periods:



                               Period:          Ratio:
                               -------          ------
                         1/1/97   - 3/31/97   1.50:1.00
                         4/l/97   - 6/30/97   1.65:1.00
                         7/l/97   - 9/30/97   1.65:1.00
                        10/l/97   - 12/31/97  1.80:1.00
                         1/l/98   - 3/31/98   2.00:1.00
                         4/l/98   - 6/30/98   2.25:1.00
                         7/l/98   - 9/30/98   2.50:1.00
                        10/l/98   - 12/31/98  2.50:1.00
                         1/1/99   - 9/30/99   2.50:1.00
                        As of 12/31/99 - and all times
                        thereafter            3.00:1.00


   "(h) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as determined at the end of each fiscal quarter, to be less than the ratio set forth opposite the following periods:


                         Period:              Ratio:
                         -------------------  ---------
                         1/l/97   - 3/31/97   1.25:1.00
                         4/1/97   - 6/30/97   1.25:1.00
                         7/l/97   - 9/30/97   1.25:1.00
                         10/1/97  - 12/31/97  1.30:1.00
                         1/1/98   - 3/31/98   1.35:1.00
                         4/l/98   - 6/30/98   1.35:1.00
                         7/1/98   - 9/30/98   1.35:1.00
                         10/l/98  - 12/31/98  1.40:1.00
                         1/l/99   - 9/30/99   1.40:1.00
                         As of 12/31/99 - and all times
                         thereafter           1.50:1.00



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


   "(i) Debt Ratio. Permit the Debt Ratio, as determined at the end of each fiscal quarter, to be less than the ratio set forth opposite the following periods:


                         Period:              Ratio:
                         -------------------  ---------
                         10/1/96  -12/31/96   4.25:1.00
                         1/1/97   - 3/31/97   4.25:1.00
                         4/l/97   - 6/30/97   4.00:1.00
                         7/1/97   - 9/30/97   3.50:1.00
                         10/l/97  - 12/31/97  3.25:1.00
                         1/l/98 - and all times
                         thereafter           3.00:1.00


     4. Representations, Warranties and Covenants of the Borrowers. Each Borrower hereby represents and warrants to each Bank that on and as of the date hereof (i) the representations and warranties of the Borrowers contained in the Credit Agreement and any other Loan Document delivered in connection therewith to which it is a party (or to which its predecessor by merger or name change is a party) are true and correct and apply to the Borrowers hereto with the same force and effect as though made on and as of the date hereof and regardless of the mergers and name change described in the recitals above, (ii) the Borrowers are in compliance with all covenants contained in the Credit Agreement (as amended hereby), and (iii) no Default or Event of Default has occurred and is continuing under the Credit Agreement (as amended hereby) or any other Loan Document delivered in connection therewith to which it is a party (or to which its predecessor by merger or name change is a party), after giving effect to this Amendment. To the extent any claim or off-set may exist as of the date hereof, each Borrower, on behalf of itself and its successors and assigns, hereby forever and irrevocably (a) releases each Bank, the Agent and the Syndication Agent and their respective officers, representatives, agents, attorneys, employees, successors and assigns (collectively, the "Released Parties"), from any and all claims, demands, damages, suits, cross-complaints and causes of action of any kind and nature whatsoever, whether known or unknown and wherever and howsoever arising, and (b) waives any right of off-set such Borrower may have against any of the Released Parties.

     5. Credit Agreement in Full Force and Effect. Except as expressly modified hereby and notwithstanding the mergers and name change described in the recitals above, the Credit Agreement shall remain unchanged and in full force and effect as executed and each Borrower hereby confirms and reaffirms all of the terms and conditions of the Credit Agreement. The term "Borrower' shall, effective as of June 29, 1996, refer to each of Johnston, Johnston Alabama, TJB and JICR, on a joint and several basis, and the term "Borrowers" shall refer to Johnston, Johnston Alabama, TJB and JICR collectively on a joint and several basis.

     6. Change in Bank Name. The parties hereto agree and acknowledge that (i) the name Corestates Financial Corp. shall hereinafter refer to "Corestates Bank, N.A.", and each reference in any Loan Document to said name shall be deemed to be a reference to "Corestates Bank, N.A." from and after the date hereof; and (ii) the name First Alabama Bank shall hereinafter refer to "Regions Bank", and each reference in any Loan Document to said name shall be deemed to be a reference to "Regions Bank" from and after the date hereof.

     7. Entire Understanding. The Credit Agreement and this Amendment contain the entire understanding of and supersede all prior agreements, written and verbal, among the Banks, the Administrative Agent, the Syndication Agent and the Borrowers with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.

     8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws principles.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE BORROWERS:


JOHNSTON INDUSTRIES, INC.                     JOHNSTON INDUSTRIES
                                              ALABAMA, INC.

By: /s/John W. Johnson                        By: /s/John W. Johnson
   -----------------------------                        ----------------------
Name: John W. Johnson                         Name:John W. Johnson

Title: Vice President and C.F.O.              Vice President
      --------------------------              --------------------------------


T.J. BEALL COMPANY                            JOHNSTON INDUSTRIES COMPOSITE
                                              REINFORCEMENTS, INC.


By: /s/John W. Johnson                        By: /s/John W. Johnson
--------------------------------                 -----------------------------
Name: John W. Johnson                         Name: John W. Johnson

Title: Vice President                         Vice President



THE ADMINISTRATIVE AGENT:

THE CHASE MANHATTAN BANK


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


THE SYNDICATION AGENT:

NATIONSBANK, N.A.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------




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

THE BANKS:

THE CHASE MANHATTAN BANK                     NATIONS BANK, N.A.

By:                                          By:
   ----------------------------                 -----------------------------
Name:                                        Name:
     --------------------------                   ---------------------------
Title:                                       Title:
      -------------------------                    --------------------------
REGIONS BANK                                 COMERICA BANK

By:                                          By:
   ----------------------------                 -----------------------------
Name:                                        Name:
     --------------------------                   ---------------------------
Title:                                       Title:
      -------------------------                    --------------------------

VAN KAMPEN AMERICAN CAPITAL                  CORESTATES BANK, N.A.

By:                                          By:
   ----------------------------                 -----------------------------
Name:                                        Name:
     --------------------------                   ---------------------------
Title:                                       Title:
      -------------------------                    --------------------------

WACHOVIA BANK OF GEORGIA, N.A.               THE SUMITOMO BANK, LTD.

By:                                          By:
   ----------------------------                 -----------------------------
Name:                                        Name:
     --------------------------                   ---------------------------
Title:                                       Title:
      -------------------------                    --------------------------

                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------


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